EASTMAN CHEMICAL COMPANY - EMN	January 4, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

EASTMAN CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification No.)

100 N. Eastman Road, Kingsport, TN (Address of principal executive offices)	37660 (Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

EASTMAN CHEMICAL COMPANY - EMN	January 4, 2005

Item 2.02 Results of Operations and Financial Condition

Eastman Updates Fourth-Quarter 2004 Outlook

KINGSPORT, Tenn., Jan. 4, 2005 - Eastman Chemical Company (NYSE:EMN) today announced that despite continued strong sales volume and increased selling prices throughout the company, higher raw material and energy costs were not offset during fourth quarter 2004, particularly for the Eastman Division. The company’s raw material and energy costs, including for paraxylene, ethylene glycol and propane, are expected to have increased by over $100 million in fourth quarter compared with third quarter 2004, which is substantially above the company’s and external consultants’ previous forecasts. As a result, the company expects that fourth-quarter 2004 earnings per share, excluding asset impairments and restructuring charges, gains from the sale of a business and an expected favorable impact of a tax settlement, will be below the low end of the $0.42 to $0.63 estimated range previously provided on Oct. 28, 2004.

Regarding first quarter 2005, the company said that sales volume is expected to remain strong and that the unprecedented increases in raw material and energy costs are predicted to moderate. Also, additional selling price increases are expected to be implemented during first quarter in order to offset the existing higher raw material and energy costs. The company, therefore, expects that profit margins will increase substantially in first quarter 2005 from fourth-quarter 2004 levels.

Eastman will announce fourth-quarter and year-end 2004 sales and earnings on Jan. 27, 2005, at approximately 5:00 p.m. EST. The company will host a conference call with industry analysts on Jan. 28 at 8:00 a.m. EST. To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives. To listen via telephone, the dial-in number is 913-981-5571, passcode number 409787. A telephone replay will be available continuously from 11:00 a.m. EST, Jan. 28, to 12:00 a.m. EST, Feb. 4, 2005, at 888-203-1112, passcode number 409787.

Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 12,000 employees and had 2003 sales of $5.8 billion. To learn more about Eastman and its products, visit www.eastman.com.

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Forward-looking Statements: The statements in this news release concerning expected fourth-quarter 2004 sales volumes, selling prices, raw material and energy costs, and earnings and concerning expected first-quarter 2005 sales volumes, raw material and energy costs, selling prices, and profit margins, as well as some of the significant reasons for such expected results, are forward-looking. Such statements are based upon preliminary information, internal estimates, and management assumptions, plans and expectations and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Important factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, in addition to those identified with such forward-looking statements, are detailed in the company's reports filed with the Securities and Exchange Commission, including the Form 10-Q for the quarter ended Sept. 30, 2004.

EASTMAN CHEMICAL COMPANY - EMN	January 4, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eastman Chemical Company

By: /s/ Richard A. Lorraine Richard A. Lorraine Senior Vice President and Chief Financial Officer
Date: January 4, 2005